MICHAEL KORS HOLDINGS LIMITED

Exhibit 99.1

Michael Kors Holdings Limited Announces First Quarter Fiscal 2019 Results
Exceeds First Quarter Expectations
Raises Full Year Adjusted Earnings per Share Outlook to $4.90 to $5.00 from $4.65 to $4.75
Jimmy Choo Results Stronger than Anticipated
London — August 8, 2018 — Michael Kors Holdings Limited (NYSE:KORS), a global fashion luxury group, today announced its financial results for the fiscal 2019 first quarter ended June 30, 2018. Earnings per diluted share were $1.22 on a reported basis, an increase of 52.5% compared to the prior year. On an adjusted basis, earnings per diluted share were $1.32, an increase of 65.0% compared to the prior year.
First Quarter Fiscal 2019 Highlights

•	Delivered better than anticipated revenue, gross margin, operating margin and earnings per share growth

•	Michael Kors brand revenues grew 8%, with performance above expectations

◦	Flat comparable store sales for Michael Kors, in line with guidance

◦	Positive comparable store sales growth in the Americas

◦	Positive comparable store sales growth in Accessories, Footwear and Women's Ready to Wear

◦	Continued transition of store base to new luxury concept. Renovated stores outperformed the balance of the chain

•	Jimmy Choo delivered better than anticipated revenues and operating income

◦	Comparable store sales exceeded expectations

◦	Strong performance in footwear
John D. Idol, the Company’s Chairman and Chief Executive Officer, said, “We are encouraged by our first quarter performance, with growth in revenues, gross margin, operating margin as well as earnings per share all exceeding our expectations. Our fashion leadership remains strong, which drove consumers to respond favorably to both new fashion introductions and core products. Our global fashion luxury group continues to see the benefits of our long term growth strategy which is driven by both the Michael Kors and Jimmy Choo brands. Looking ahead we remain optimistic about our business for the remainder of fiscal 2019 and beyond.”
Financial Results
The Company’s results are reported in this press release on both a GAAP and an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release.
For the first quarter ended June 30, 2018:

•	Total revenue increased 26.3% to $1.20 billion, including a $172.7 million contribution from Jimmy Choo, which was consolidated into results effective November 1, 2017.

•
MK Retail revenue increased 3.2% to $639.5 million driven in large part by 9 net new store openings since the end of the first quarter of fiscal 2018. Comparable sales increased 0.2%, with positive performance in the Americas and Asia, partially offset by declines in Europe, as expected. Revenue included a net favorable foreign currency impact of $15.0 million and comparable store sales decreased 2.1% on a constant currency basis.

•
MK Wholesale revenue increased 19.5% to $362.8 million, driven by improvements in the underlying business, as well as a shift in timing of certain wholesale shipments from second quarter into first quarter.

MICHAEL KORS HOLDINGS LIMITED

•	MK Licensing revenue decreased 4.8% to $27.5 million. Continued positive growth of Michael Kors ACCESS smart watches was not enough to offset the continued decline of fashion watches.

•	Jimmy Choo's revenue exceeded expectations due to strong performance in footwear, as well as a shift in timing of certain wholesale shipments from second quarter into first quarter.

•
Gross profit increased 30.6% to $750.8 million, and as a percentage of total revenue was 62.4%. Adjusted gross profit increased 31.1% to $753.2 million, and as a percentage of total revenue was 62.6%. This compares to 60.3% in the first quarter of fiscal 2018. The year-over-year growth was largely driven by improved MK Wholesale gross margins due to lower promotional activity and favorable product mix as well as the inclusion of the higher margin Jimmy Choo business, which contributed 40 basis points. MK Retail margins also improved during the quarter.

•
Income from operations was $215.2 million, or 17.9% as a percentage of total revenue, including a $16.1 million contribution from Jimmy Choo. Income from operations was $149.4 million, or 15.7% as a percentage of total revenue, for the first quarter of fiscal 2018.

•
Adjusted income from operations increased 56.1% to $233.2 million, or 19.4% as a percentage of total revenue reflecting higher income from operations for Michael Kors, the inclusion of Jimmy Choo in the current year, and a shift in timing of certain costs from first quarter into second quarter. This compares to $149.4 million, or 15.7% as a percentage of total revenue, for the same period in fiscal 2018.

•
Net income attributable to MKHL was $186.4 million, or $1.22 per diluted share, based on a 9.4% tax rate and 152.4 million weighted average diluted shares outstanding. Net income attributable to MKHL for the first quarter of fiscal 2018 was $125.5 million, or $0.80 per diluted share, based on a 16.4% tax rate and 156.9 million weighted average diluted shares outstanding.

•	Adjusted net income attributable to MKHL was $200.7 million, or $1.32 per diluted share.

•
At June 30, 2018, Michael Kors operated 847 retail stores, including concessions, and an additional 153 retail stores, including concessions, were operated through licensing partners. Including licensed locations, there were 1,000 Michael Kors stores worldwide at the end of the first quarter of fiscal 2019.

•
At June 30, 2018, Jimmy Choo operated 191 retail stores, including concessions, and an additional 61 retail stores, including concessions, were operated through licensing partners. Including licensed locations, there were 252 Jimmy Choo stores worldwide at the end of the first quarter of fiscal 2019.

Balance Sheet
As of June 30, 2018, debt on the balance sheet totaled $821.1 million. Inventory at June 30, 2018 was $697.0 million, including $147.4 million for Jimmy Choo and $549.6 million for Michael Kors. Inventory at the end of the first quarter of fiscal 2018 was $616.1 million. Excluding Jimmy Choo, inventory for Michael Kors was down 10.8% as compared to the prior year.
Share Repurchase Program
During the first quarter, the Company repurchased approximately 1.7 million of the Company's ordinary shares for approximately $100.0 million in open market transactions. As of June 30, 2018 the remaining availability under the Company’s share repurchase program was $542.0 million. Share repurchases may be made in open market or privately negotiated transactions, subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy, and other relevant factors. The program may be suspended or discontinued at any time.
Outlook
The Company is raising full year adjusted earnings per share guidance by $0.25 to $4.90 to $5.00, reflecting better than expected first quarter performance for both the Michael Kors and Jimmy Choo brands.

MICHAEL KORS HOLDINGS LIMITED

For the full year, the Company now expects total revenue to be approximately $5.125 billion, including between $580 million and $590 million of incremental Jimmy Choo revenue. Reported comparable sales for Michael Kors is expected to be approximately flat, in line with prior guidance. The Company has raised guidance for operating margin to approximately 18.0%. Diluted earnings per share are expected to be in the range of $4.90 to $5.00. The Company now expects lower EPS dilution from Jimmy Choo of $0.05 to flat, which is a $0.05 cent improvement from prior guidance. Earnings per share guidance assumes approximately 152 million weighted average diluted shares outstanding and a tax rate of approximately 15.5%.
For the second quarter of fiscal 2019, the Company expects total revenue of approximately $1.260 billion, including between $110 and $115 million of incremental revenue from Jimmy Choo. The company expects second quarter retail revenue for Michael Kors to grow in the low-single-digits. Comparable store sales on a reported basis are expected to decline in the low-single-digits. Comparable store sales growth is expected to remain positive in the Americas and Asia, offset by expected declines in Europe. The Company expects wholesale revenue to decrease in the low-single-digits, and licensing revenue to decline in the high-single-digits. Operating margin is expected to be approximately 16.0%. Diluted earnings per share are expected to be in the range of $1.03 to $1.08, including the dilution from Jimmy Choo of approximately $0.09 to $0.11. Earnings per share assumes approximately 152 million weighted average diluted shares outstanding and a tax rate of approximately 16.5%. The second quarter earnings per share guidance reflects the earlier wholesale shipments of approximately $35 million in revenues into our first quarter and operating expenses of approximately $15 million that have shifted from the first quarter into the second quarter.
Conference Call Information
A conference call to discuss first quarter results is scheduled for today, August 8, 2018 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s investor relations website, www.investors.michaelkors.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until August 15, 2018. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 5806050. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain on the website for 90 days.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global Company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current-year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Additionally, this earnings release includes certain non-GAAP financial measures relating to certain one-time costs associated with the Jimmy Choo acquisition and restructuring and non-cash impairment charges primarily associated with underperforming retail stores. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding non-recurring items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Michael Kors Holdings Limited
Michael Kors Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and apparel as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The Company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Michael Kors Holdings Limited is publicly listed on the New York Stock Exchange under the ticker KORS.

MICHAEL KORS HOLDINGS LIMITED

Forward Looking Statements
This press release contains forward-looking statements. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. The forward-looking statements contained in this press release are based on assumptions that the Company has made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors are more fully discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 (File No. 001-35368) and other reports filed with the U.S. Securities and Exchange Commission.

CONTACTS:
Michael Kors Holdings Limited
Katina Metzidakis
(201) 514-8234
InvestorRelations@MichaelKors.com
Media:
Michael Kors Holdings Limited
Dinesh Kandiah
(917) 934-2427

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 1
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended
	June 30, 2018	July 1, 2017
Total revenue	$1,202.5	$952.4
Cost of goods sold	451.7	377.7
Gross profit	750.8	574.7
Total operating expenses	535.6	425.3
Income from operations	215.2	149.4
Other income, net	(0.8)	(0.6)
Interest expense, net	7.5	1.1
Foreign currency loss (gain)	2.9	(1.2)
Income before provision for income taxes	205.6	150.1
Provision for income taxes	19.4	24.6
Net income	186.2	125.5
Less: Net loss attributable to noncontrolling interests	(0.2)	—
Net income attributable to MKHL	$186.4	$125.5
Weighted average ordinary shares outstanding:
Basic	149,502,101	154,486,898
Diluted	152,399,655	156,871,518
Net income per ordinary share:
Basic	$1.25	$0.81
Diluted	$1.22	$0.80

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 2
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	June 30, 2018	March 31, 2018	July 1, 2017
Assets
Current assets
Cash and cash equivalents	$169.9	$163.1	$273.7
Receivables, net	262.5	290.5	171.3
Inventories	697.0	660.7	616.1
Prepaid expenses and other current assets	164.8	147.8	123.9
Total current assets	1,294.2	1,262.1	1,185.0
Property and equipment, net	560.7	583.2	585.5
Intangible assets, net	1,178.1	1,235.7	414.3
Goodwill	806.2	847.7	119.7
Deferred tax assets	46.2	56.2	67.2
Other assets	75.4	74.1	41.3
Total assets	$3,960.8	$4,059.0	$2,413.0
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$279.3	$294.1	$153.4
Accrued payroll and payroll related expenses	67.9	93.0	47.1
Accrued income taxes	33.1	77.6	62.8
Short-term debt	266.9	200.0	155.8
Accrued expenses and other current liabilities	298.5	295.6	161.9
Total current liabilities	945.7	960.3	581.0
Deferred rent	132.7	128.4	134.7
Deferred tax liabilities	182.5	186.3	79.2
Long-term debt	554.2	674.4	—
Other long-term liabilities	104.2	88.1	36.8
Total liabilities	1,919.3	2,037.5	831.7
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 212,209,545 shares issued and 149,168,595 outstanding at June 30, 2018; 210,991,091 shares issued and 149,698,407 outstanding at March 31, 2018, and 209,713,232 shares issued and 151,593,388 outstanding at July 1, 2017	—	—	—
Treasury shares, at cost (63,040,950 shares at June 30, 2018; 61,292,684 shares at March 31, 2018; and 58,119,844 shares at July 1, 2017)	(3,121.8)	(3,015.9)	(2,815.2)
Additional paid-in capital	850.1	831.1	778.7
Accumulated other comprehensive (loss) income	(40.5)	50.5	(68.2)
Retained earnings	4,350.1	4,152.0	3,685.6
Total shareholders’ equity of MKHL	2,037.9	2,017.7	1,580.9
Noncontrolling interest	3.6	3.8	0.4
Total shareholders’ equity	2,041.5	2,021.5	1,581.3
Total liabilities and shareholders’ equity	$3,960.8	$4,059.0	$2,413.0

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 3
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended
		June 30, 2018	July 1, 2017
Revenue by Segment and Region:
MK Retail	The Americas	$402.2	$392.1
	Europe	119.5	122.1
	Asia	117.8	105.7
MK Retail Revenue		639.5	619.9

MK Wholesale	The Americas	275.1	227.2
	EMEA	68.4	65.0
	Asia	19.3	11.4
MK Wholesale Revenue		362.8	303.6

MK Licensing	The Americas	15.3	14.8
	EMEA	12.2	14.1
MK Licensing Revenue		27.5	28.9

Michael Kors Revenue		1,029.8	952.4

Jimmy Choo	The Americas	25.6	—
	EMEA	101.7	—
	Asia	45.4	—
Jimmy Choo Revenue		172.7	—

Total Revenue		$1,202.5	$952.4

Income from Operations:
MK Retail		$92.5	$92.2
MK Wholesale		97.5	43.5
MK Licensing		9.1	13.7
Michael Kors		199.1	149.4
Jimmy Choo		16.1	—
Total Income from Operations		$215.2	$149.4

Operating Margin:
MK Retail		14.5%	14.9%
MK Wholesale		26.9%	14.3%
MK Licensing		33.1%	47.4%
Michael Kors		19.3%	15.7%
Jimmy Choo		9.3%	—%
Total Operating Margin		17.9%	15.7%

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 4
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	June 30, 2018
Retail Store Information:	Store Count	Square Footage
The Americas	395	1,345,323
Europe	192	528,007
Asia	260	543,823
Michael Kors	847	2,417,153
Jimmy Choo	191	248,389
Total MKHL	1,038	2,665,542

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 5
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	June 30, 2018	July 1, 2017	As Reported	Constant Currency
Total revenue:
MK Retail	$639.5	$619.9	3.2%	0.7%
MK Wholesale	362.8	303.6	19.5%	17.8%
MK Licensing	27.5	28.9	(4.8)%	(4.8)%
Michael Kors	1,029.8	952.4	8.1%	6.0%
Jimmy Choo	172.7	—	NM	NM
Total revenue	$1,202.5	$952.4	26.3%	24.1%

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 6
NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS,
RESTRUCTURING AND OTHER CHARGES, AND
INVENTORY STEP-UP RELATED TO JIMMY CHOO ACQUISITION
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended June 30, 2018
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	As Adjusted
Total revenue	$1,202.5	$—	$—	$—	$1,202.5
Gross profit	$750.8	$—	$—	$2.4	$753.2
Gross profit margin	62.4%	—%	—%	0.2%	62.6%
Operating expenses	$535.6	$(4.3)	$(11.3)	$—	$520.0
Operating expense as percentage of revenue	44.5%	(0.4)%	(0.9)%	—%	43.2%
Total income from operations	$215.2	$4.3	$11.3	$2.4	$233.2
Total operating margin	17.9%	0.4%	0.9%	0.2%	19.4%

MK Retail revenue	$639.5	$—	$—	$—	$639.5
MK Retail operating income	$92.5	$4.3	$4.6	$—	$101.4
MK Retail operating margin	14.5%	0.7%	0.7%	—%	15.9%

MK Wholesale revenue	$362.8	$—	$—	$—	$362.8
MK Wholesale operating income	$97.5	$—	$0.4	$—	$97.9
MK Wholesale operating margin	26.9%	—%	0.1%	—%	27.0%

MK Licensing revenue	$27.5	—	—	—	27.5
MK Licensing operating income	$9.1	—	0.1	—	9.2
MK Licensing operating margin	33.1%	—%	0.4%	—%	33.5%

Michael Kors revenue	$1,029.8	$—	$—	$—	$1,029.8
Michael Kors operating expense	$439.5	$(4.3)	$(5.1)	$—	$430.1
Michael Kors operating expense as percentage of revenue	42.7%	(0.4)%	(0.5)%	—%	41.8%
Michael Kors operating income	$199.1	$4.3	$5.1	$—	$208.5
Michael Kors operating margin	19.3%	0.4%	0.5%	—%	20.2%

Jimmy Choo revenue	$172.7	$—	$—	$—	$172.7
Jimmy Choo operating expense	$96.1	$—	$(6.2)	$—	$89.9
Jimmy Choo operating expense as percentage of revenue	55.6%	—%	(3.5)%	—%	52.1%
Jimmy Choo operating income	$16.1	$—	$6.2	$2.4	$24.7
Jimmy Choo operating margin	9.3%	—%	3.6%	1.4%	14.3%

Income before provision for income taxes	$205.6	$4.3	$11.3	$2.4	$223.6
Provision for income taxes	$19.4	$0.9	$2.4	$0.4	$22.9
Effective tax rate	9.4%				10.2%
Net income attributable to MKHL	$186.4	$3.4	$8.9	$2.0	$200.7
Weighted average diluted ordinary shares outstanding	152,399,655	—	—	—	152,399,655
Diluted net income per ordinary share - MKHL	$1.22	$0.02	$0.06	$0.02	$1.32
______________________

(1)
Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan, as well as integration costs recorded in connection with the acquisition of Jimmy Choo Group Limited.